[LETTERHEAD OF GRIMSLEY, WHITE & COMPANY]


  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
High Country Bancorp, Inc.
130 W. 2nd Street
Salida, Colorado 81201-0309

         Re:  Registration Statement on Form S-8
              High Country Bancorp, Inc. Management Recognition
              Plan and High Country Bancorp, Inc. 1998 Stock
              Option and Incentive Plan


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 31, 1998, on our audits of the consolidated statements of financial condition of High Country Bancorp, Inc. and subsidiary as of June 30, 1998 and 1997, and the related consolidated statements of income, equity and cash flows for the years then ended, which were included in High Country Bancorp, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998.





                      /s/ Grimsley, White & Company
                      ------------------------------
                      Grimsley, White & Company

December 10, 1998